Exhibit 10.3

December 6, 2017
To: the Lenders party to the 2013 Revolving Credit Agreement as of the date hereof
To: the Lenders party to the 2015 Revolving Credit Agreement as of the date hereof
To: the Lenders party to the 2015 Term Loan Agreement as of the date hereof
To: Chicago Bridge & Iron Company N.V.
To: Chicago Bridge & Iron Company (Delaware)

Ladies and Gentlemen:
Reference is made to (i) that certain Credit Agreement dated as of October 28, 2013 (as amended, modified, supplemented, restated, or amended and restated, the “2013 Revolving Credit Agreement”) among Chicago Bridge & Iron Company N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the “Parent”), Chicago Bridge & Iron Company (Delaware), a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender, and an L/C Issuer; (ii) that certain Amended and Restated Revolving Credit Agreement dated as of July 8, 2015 (as amended, modified, supplemented, restated, or amended and restated, the “2015 Revolving Credit Agreement”) among the Parent, the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender, and an L/C Issuer; and (iii) that certain Term Loan Agreement dated as of July 8, 2015 (as amended, modified, supplemented, restated, or amended and restated, and, together with the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement, the “Credit Agreements”) among the Parent, the Company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the respective Credit Agreement.
Subject to the following paragraph, and in accordance with Section 6.19(a)(iv) of each Credit Agreement, Bank of America, N.A., in its role as Administrative Agent on behalf of each Lender party to a Credit Agreement, hereby extends the due date for execution of definitive transaction documentation with the successful bidder in respect of the Technology Disposition from December 8, 2017 to December 18, 2017 (the “Proposed Extension”).
The Proposed Extension is conditional, and shall only take effect, upon the Parent delivering to the Administrative Agent one or more letters, notices or agreements, in each case executed by the requisite holders of NPA Notes, that are (i) collectively or otherwise, sufficient to effect an extension of the due date specified in Section 10.3(b)(4) of each Note Purchase Agreement and (ii) in all respects in form and substance satisfactory to the Administrative Agent, in its sole discretion (which shall preclude, without limitation, any fee or other economic incentive being payable to the holders of the NPAs as a condition to, or consequence of, their agreement to such extension).
This letter agreement is a Loan Document for all purposes under each Credit Agreement.

Chicago Bridge & Iron
Notice of Extension

This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this letter agreement.
This letter agreement shall in all respects be governed by, and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of each Credit Agreement.
[Signature page follows.]

Very truly yours,

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Bridgett J. Manduk Mowry__
Name: Bridgett J. Manduk Mowry
Title: Vice President

[Signature page to December 2017 Extension Letter]